Exhibit 99.1

For additional information contact:

Mark Root	Maureen Crystal
Executive Director, Corporate Communications	Executive Director, Investor Relations
off: 703-218-8397; cell: 703-407-9393	703-218-8262
mark.root@mantech.com	maureen.crystal@mantech.com

ManTech Reports Fourth Quarter and Full-Year 2004 Financial Results

Highlights

•	2004 revenues increased 20 percent to $842.4 million

•	Organic revenue growth for the fourth quarter was 14 percent; and 16 percent for the full year 2004

•	Fourth quarter diluted EPS of $0.33; and $0.76 for the full year 2004

•	Defense Security Services contract completed – ManTech to treat MSM as a discontinued operation

FAIRFAX, Virginia,– February 24, 2005 ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Department of Defense, Intelligence Community, the Department of State, the Department of Justice, Department of Homeland Security, and other federal government customers today announced results for the fourth quarter and for the full year ended December 31, 2004, that reflect strong growth in revenues and profitability in our core business.

“ManTech International Corporation achieved significant operational and strategic progress in 2004 and we continued to execute on our strategic plan to become a tier one industry player in the high-end Department of Defense, Intelligence Community, Department of State, Department of Justice, Department of Homeland Security and federal civilian agency markets,” said George J. Pedersen, Chairman of the Board and CEO, ManTech International Corporation. “In 2004, we achieved strong revenue growth, greatly strengthened our management team and solidly advanced our leadership position – focusing on applying our innovative technologies to become a “go-to” solutions provider for key national security programs. This was a solid quarter for ManTech and a good year overall in terms of our revenues and growth. Total revenues were up 20 percent over the prior year and 18 percent over the prior quarter, operating cash flow was over $7 million for the quarter, and our DSO’s were 79 days excluding MSM. These numbers demonstrate the strength and resilience of our core business despite our experience with the MSM Personnel Security Investigation (PSI) business. MSM completed its DSS contract, and of the $16.4 million of receivables submitted as a result of the final settlement negotiations, we have already collected $12.7 million and expect to receive payment on the final $3.7 million in early March. With that contract behind us, we have conducted a careful review of our PSI business and decided to place that unit into discontinued operations and offer it for sale. We are now concentrating fully on achieving growth in our primary target markets and continuing to pursue attractive acquisition opportunities.”

Fourth Quarter Results

For the fourth quarter of 2004, ManTech reported revenue of $229.8 million, up $35.0 million, or 18 percent, compared to $194.8 million for the same period in 2003. The results reflect an organic growth rate of 14 percent from the comparable period in 2003.

Operating income for the quarter was $16.2 million, compared to $16.8 for the fourth quarter of 2003. Operating margin for the quarter was 7.1 percent compared with 8.6 percent for the same period in 2003, reflecting the impact of MSM operations. Diluted EPS were $0.33 for the fourth quarter of 2004, as compared to $0.31 in 2003.

Full Year 2004

Revenues for the full year 2004 were $842.4 million, up $140.8 million, or 20 percent, over 2003 revenues of $701.6 million. Sales growth in 2004 was attributable to new business supporting national security programs for the Department of Defense, Intelligence Community, Homeland Security, Department of State and federal civilian agency customers. The results reflect a full year organic growth rate of 16 percent based on year-over-year pro forma revenue.

Operating income for 2004 was $40.9 million, as compared to $61.0 million in 2003. The decrease was primarily attributable to the difficulties in the MSM subsidiary, which had an operating loss of approximately $27.5 million. Without MSM our operating income was over $68 million. Operating margins for the year 2004 were 4.9 percent, compared to 8.7 percent in 2003. Net income from continuing operations was $24.7 million for 2004, compared to $35.2 million for 2003. Diluted EPS for 2004 were $0.76, as compared to $1.09 in 2003.

Business Highlights

•	During 2004, ManTech was awarded contracts with an estimated value of approximately of $1.2 billion. Due to the nature of our business, several of our large awards were not announced.

•	In January 2005 ManTech announced that it completed the transfer of its ManTech Environmental Technology Inc. business unit to Alion Science and Technology Corporation. The financial terms of the arrangement included an all cash payment of $7 million, which is expected to result in a gain of over $3.5 million in the first quarter of 2005.

Key Performance Metrics

Reported backlog as of December 31, 2004 was $1.7 billion, an increase from $1.5 billion as of December 31, 2003. Funded backlog also increased during the year to $450 million from $375 million at the end of 2003. ManTech derived approximately 86 percent of its revenue during 2004 from prime contracts and approximately 44 percent of its revenue from work under GSA schedule contracts. Revenue from the Department of Defense, the Intelligence Community, the Department of State and the Department of Homeland Security, accounted for 92 percent of revenue during 2004. ManTech’s time and materials contracts accounted for 61 percent of revenue, while fixed-price contracts accounted for 11 percent of revenue and cost-plus contracts accounted for 28 percent of revenue. Revenue derived from secure systems and information technology solutions grew to 85 percent of revenue in 2004, compared to 82 percent in 2003.

“As we enter 2004, strong budget trends for our markets, our solid balance sheet, our expanded leadership team and our strong core business will allow us to capitalize on the momentum created from our unified business platform,” said Robert A. Coleman, President and Chief Operating Officer, ManTech International Corporation. “Information technology that helps the U.S. government to securely share information to fight the war on terror remains in demand and we are poised to continue to provide those services.”

Company Guidance

ManTech’s guidance for the first quarter and full year 2005 reflects the continuation of very strong underlying trends in its national security business, the divestiture of its METI subsidiary, and the discontinuation of its MSM operations, but does not include any future acquisitions or divestitures.

	1st Quarter 2005	Full Year 2005
Revenue	$214 million - $218 million	$930 million - $950 million
Diluted Earnings Per Share	$0.38 – $0.40	$1.40 – $1.50

Conference Call:

ManTech executive management will hold a conference call today at 5 p.m. EST, to discuss fourth quarter and 2004 year end results and answer questions. Interested parties may access the call by dialing (800) 565-5442 (domestic) or (913) 981-5591 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call. A replay of the call will be available beginning at 9 p.m. today and will remain available through midnight, March 10. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 8814209. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Department of Defense, the Intelligence Community, the Department of State, the Department of Justice, the Department of Homeland Security and other U.S. federal government customers. The company’s expertise includes software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; provides the physical and cyber security to protect U.S. embassies all over the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and is helping the Department of Justice’s U.S. Marshall Service deploy a common, office automation system. With annual revenues of $842 million and more than 5,500 highly qualified employees and several thousand consultants, the company operates in the United States and more than 30 countries worldwide. In 2004, ManTech was selected by Business Week magazine as one of the Top 100 Hot Growth Companies and was ranked by VARBusiness magazine as one of its Top 50 Fastest-Growing Solution Providers. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; failure to obtain option awards, task orders, or funding under contracts; risks of contract performance; uncertainties specifically related to discontinued operations; adverse results of U.S. government audits of our U.S. government contracts; risks associated with complex U.S. government procurement laws and regulations; failure to experience favorable results from acquisition synergies; risks of contract termination, either for default or for the convenience of the U.S. government; and material changes in laws or regulations applicable to the company’s businesses. These and other risk factors are more fully discussed in the section entitled “Risks Related to the Company’s Business” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2004, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 8-K and Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	December 31,
	2004	2003
ASSETS
CURRENT ASSETS :
Cash and cash equivalents	$22,935	$9,166
Cash in escrow	—	829
Receivables—net	215,767	204,539
Prepaid expenses and other	9,524	17,527
Assets held for sale	806	938

Total current assets	249,032	232,999

Property and equipment—net	13,815	10,920
Goodwill	156,402	149,548
Other intangibles	19,798	15,741
Investments	6,011	5,560
Employee supplemental savings plan assets	12,208	10,594
Other assets	10,316	10,378

TOTAL ASSETS	$467,582	$435,740

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	December 31,
	2004	2003
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES :
Current portion of debt	$25,080	$77
Accounts payable and accrued expenses	53,757	45,157
Accrued salaries and related expenses	36,084	30,548
Deferred income taxes—current	5,860	20,092
Billings in excess of revenue earned	5,543	4,514
Liabilities held for sale	425	770

Total Current Liabilities	126,749	101,158
Debt—net of current portion	104	25,184
Accrued retirement	13,434	11,914
Other long-term liabilities	5,793	5,178
Deferred income taxes—non-current	923	4,553
Minority interest	56	49

TOTAL LIABILITIES	$147,059	$148,036

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 17,418,950 and 17,047,820 shares issued and outstanding at December 31, 2004 and 2003, respectively	$174	$170
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 15,065,293 and 15,075,293 shares issued and outstanding at December 31, 2004 and 2003, respectively	151	151
Additional paid-in capital	219,664	212,564
Retained earnings	100,710	76,003
Accumulated other comprehensive income (loss)	205	(1,184)
Unearned ESOP shares	(381)	—
Deferred compensation	640	640
Shares held in grantor trust	(640)	(640)

TOTAL STOCKHOLDERS’ EQUITY	320,523	287,704

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$467,582	$435,740

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands Except Per Share Amounts)

	Three Month Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
REVENUES	$229,811	$194,812	$842,422	$701,601
COST OF SERVICES	188,660	158,175	713,436	569,768

GROSS PROFIT	41,151	36,637	128,986	131,833

COSTS AND EXPENSES :
General and administrative	23,047	18,661	82,604	66,318
Depreciation and amortization	1,867	1,193	5,437	4,551

Total costs and expenses	24,914	19,854	88,041	70,869

INCOME FROM OPERATIONS	16,237	16,783	40,945	60,964
Interest expense	516	478	2,176	2,117
Equity in (earnings) losses of affiliates	(152)	(182)	(574)	662
Other (income)	(370)	(518)	(553)	(1,034)

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	16,243	17,005	39,896	59,219
Provision for income taxes	(5,497)	(6,908)	(15,182)	(24,052)
Minority interest	(2)	(3)	(7)	(7)

NET INCOME	$10,744	$10,094	$24,707	$35,160

BASIC EARNINGS (LOSS ) PER SHARE:
Income from continuing operations	$0.33	$0.31	$0.76	$1.10
Loss on disposal of discontinued operations	—	—	—	—

	$0.33	$0.31	$0.76	$1.10

Weighted average common shares outstanding	32,437,937	32,084,941	32,302,285	31,988,143

DILUTED EARNINGS (LOSS ) PER SHARE:
Income from continuing operations	$0.33	$0.31	$0.76	$1.09
Loss on disposal of discontinued operations	—	—	—	—

	$0.33	$0.31	$0.76	$1.09

Weighted average common shares outstanding	32,916,281	32,495,649	32,478,946	32,190,523

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	Year Ended December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,707	$35,160
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Equity in (earnings) losses of affiliates	(572)	662
Gain on sale of investment in GSE	—	(176)
Deferred income taxes	(17,862)	8,334
Depreciation and amortization	7,235	7,772
Change in assets and liabilities—net of effect from acquired and disposed businesses:
Increase in receivables	(11,228)	(58,297)
Prepaid expenses and other	8,003	(10,305)
Accounts payable and accrued expenses	8,600	6,881
Accrued salaries and related expenses	5,536	4,550
Billings in excess of revenue earned	1,029	1,346
Accrued retirement	1,520	2,359
Other	35	196

Net cash (used in) provided by operating activities of continuing operations	27,003	(1,518)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and software for internal use	(6,351)	(3,336)
Proceeds from sales of property and equipment	—	2
Investment in capitalized software products	(120)	(1,752)
Acquisition of Businesses	(10,969)	(69,155)
Dividends from MASI U.K.	357	315

Net cash used in investing activities of continuing operations	(17,083)	(73,926)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,930	2,121
Payment of not-to-compete financings	—	(1,000)

Net cash provided by (used in) financing activities of continuing operations	3,930	1,121

NET CASH FLOWS FROM DISCONTINUED OPERATIONS	(81)	2,393

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	13,769	(71,930)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,166	81,096

CASH AND CASH EQUIVALENTS, END OF PERIOD	$22,935	$9,166